Registration No. 333-96259

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SPARTAN STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)
__________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-0593940 (I.R.S. Employer Identification Number)

850 76th Street Grand Rapids, Michigan (Address of Principal Executive Offices)	49518 (Zip Code)

SPARTAN STORES, INC.
LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

Craig C. Sturken President and Chief Executive Officer Spartan Stores, Inc. 850 76th Street Grand Rapids, Michigan 49518	Copies to:	Alex J. DeYonker Warner Norcross & Judd LLP 900 Fifth Third Center Grand Rapids, Michigan 49503-2487

(Name and Address of Agent For Service)

(616) 878-2000

(Telephone Number, Including Area Code, of Agent For Service)

REMOVAL OF SECURITIES FROM REGISTRATION

          The Registrant hereby amends Registration Statement No. 333-96259 on Form S-8 to remove from registration 668,000 shares of Spartan Stores, Inc. Common Stock, no par value (the "Deregistered Shares"). Registration Statement No. 333-96259 on Form S-8 originally registered 500,000 shares of Spartan Stores, Inc. Class A Common Stock, $2 par value, but as discussed in Registration Statement No. 333-37050 on Form S-4 (discussing the merger with Seaway Food Town, Inc.), each share of Spartan Stores, Inc. Class A Common Stock, $2 par value, was converted into 1.336 shares of Spartan Stores, Inc. Common Stock, no par value, upon the effective time of the merger. The Registrant registered the Deregistered Shares for purposes of the employee benefit plan described in the Registration Statement, but did not issue any of the Deregistered Shares pursuant to that plan.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 12th day of November 2003.

SPARTAN STORES, INC. (Registrant)

By	/s/ Craig C. Sturken
Craig C. Sturken President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

November 12, 2003	*/s/ M. Shan Atkins
M. Shan Atkins Director

November __, 2003
Dr. Frank M. Gambino Director

November 12, 2003	*/s/ Gregory P. Josefowicz
Gregory P. Josefowicz Director

November 12, 2003	*/s/ Elizabeth A. Nickels
Elizabeth A. Nickels Director

November 12, 2003		*/s/ Timothy J. O'Donovan
Timothy J. O'Donovan Director

November 12, 2003		*/s/ Kenneth T. Stevens
Kenneth T. Stevens Director

November 12, 2003		/s/ Craig C. Sturken
Craig C. Sturken Director

November 12, 2003		*/s/ James F. Wright
James F. Wright Director

November 12, 2003		/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

November 12, 2003	* By	/s/ Alex J. DeYonker
Alex J. DeYonker Attorney-in-Fact